Pricing Supplement dated January 29, 2008
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus Supplement dated February 28, 2007 and
                      the Prospectus dated January 5, 2007

       [RBC LOGO]         $955,000

                          Royal Bank of Canada
                          Principal Protected Currency Linked Notes, due January 29, 2010, Linked to the Negative Performance of a Basket of International Currencies


       Royal Bank of Canada is offering the principal protected notes whose return is linked to the negative performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                     Royal Bank of Canada ("Royal Bank").

Issue:                      Senior Global Medium-Term Notes, Series C

Underwriter:                RBC Capital Markets Corporation

Interest rate               We will not pay you interest during the term of
(coupon):                   the notes.

Principal Protection:       100%

Reference Assets:           The payment at maturity on the Notes are linked to
                            the value of a weighted basket (the "Basket") consisting of four currencies (each a "Basket
                            Currency", and together, the "Basket Currencies").
                            Such weightings will be achieved by providing a Component Weight for each Basket Currency.

                            Basket Currency                      Component Weight          Initial Reference Rate
                            ---------------                      ----------------          ----------------------
                            European Union euro/EUR                    25%                      1.4758

                            British Pound Sterling/GBP                 25%                      1.9868

                            Japanese yen/JPY                           25%                      106.72

                            Swiss franc/CHF                            25%                      1.0930

Incorporated risk           The notes are subject to the risks set forth under
factors:                    the heading "General Risks" in the product
                            prospectus supplement. In addition to those General
                            Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-9 in the section entitled "Risks Specific To
                            Notes Linked To The Performance Of A Currency, A
                            Currency Index Or A Basket Of Currencies Or Currency
                            Indices."

Initial Valuation           January 29, 2008
Date:

Issue Date:                 January 31, 2008

Maturity Date:              January 29, 2010

Term:                       The term of your notes is approximately 2 years.

Participation Rate:         100%

Payment at                  At maturity, the investor receives the principal
Maturity:                   amount invested (the "Principal Amount") plus an
                            amount equal to the greater of:
                                  1. Zero (0%); and
                                  2. The Principal Amount multiplied by
                                     the Basket Performance

Basket                      The Basket Performance is equal to the weighted
Performance:                return of the Basket Currencies. The Basket
                            Performance is calculated using the following formula:


25% x  EUR(F) - EUR(I)  + 25% x  GBP(F) - GBP(I)  + 25% x  JPY(F) - JPY(I)  + 25% x  CHF(F) - CHF(I)
      (---------------)         (---------------)         (---------------)         (---------------)
            EUR(F)                   GBP(F)                    JPY(F)                     CHF(F)

                            Where, EUR(I), GBP(I), JPY(I) and CHF(I) are the Initial Rates for EUR, GBP, JPY and CHF respectively; EUR(F), GBP(F), JPY(F) and CHF(F) are the Final Rates for EUR, GBP, JPY and CHF respectively.

Special                     The notes are "bearish" principal protected
features of the             currency linked notes offering participation in
notes:                      the negative performance of the Reference Assets
                            relative to the U.S. dollar at maturity. If the Basket Performance is zero or negative, the return on the notes will be limited to the principal amount. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies declines relative to the U.S. dollar. See the section
                            "Certain Features of the Notes" beginning on Page
                            PS-25 in the product prospectus supplement.

U.S. tax                    We intend to treat the notes as subject to the
treatment                   special rules applicable to contingent payment debt
                            obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information.
                            For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental Discussion of Federal
                            Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax
                            Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                     $1,000 (except for certain non-U.S. investors for
Investment:                 whom the minimum investment will be higher)

Denomination:               $1,000 (except for certain non-U.S. investors for
                             whom the denomination will be higher)

Final                       January 27, 2010, subject to extension for market
Valuation                   and other disruptions.
Date:

Determination               The Reference Rate for each Basket Currency will be
of Final                    determined by reference to the exchange rates for
Reference                   spot settlement for the Basket Currencies, as
Rates:                      defined in the reference asset supplement to the
                            product prospectus supplement in the section
                            "Currency Exchange Rates" on page R-28. In certain circumstances, the Final Reference Rate for the Reference Assets will be based on an alternate calculation for each Currency as described under "Unavailability of the Reference Price on a Valuation Date -- Reference Asset Consisting of
                            Individual Foreign Currencies" in the product prospectus supplement.

Clearance and               DTC global (including through its indirect
Settlement:                 participants Euroclear and Clearstream, Luxembourg
                            as described under "Description of Debt Securities
                            -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                   U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                      78008ER41

Calculation                 The Bank of New York.
agent:

Terms                       All of the terms appearing above the item captioned
Incorporated                "Listing" on the cover page of this pricing
In Master                   supplement and the terms appearing under the caption
Note:                       "Additional Terms of the Principal Protected Notes"
                            in the product prospectus supplement with respect to principal protected notes dated January 7, 2008.


Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                             Per note           Total
                                                                                             --------           -----
Price to public.......................................................................     100%             $955,000
Underwriting discounts and commission.................................................     2.25%            $21,487.50
Proceeds to Royal Bank................................................................     97.75%           $933,512.50


The price to purchasers who maintain accounts with participating dealers in which asset-based fees are charged is 98.25% and the concession paid to such dealers is 0.50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of principal protected notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in principal protected notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt



Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

                 Sample Calculations of the Payment at Maturity

The examples set forth below are included for illustration purposes only. The Reference Rates of the Basket Currencies used to illustrate the calculation of Basket Performance are neither estimates nor forecasts of the References Rates of the Basket Currencies on the initial valuation date or the final valuation date on which the calculation of the Basket Performance, and in turn the payment at maturity, will depend. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies declines relative to the U.S. dollar. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, with a participation rate of 100% and that no extraordinary event has occurred.


Example 1--    Calculation of the payment at maturity where the Basket
               Performance is greater than or equal to 0%.
               Basket Performance:     45%
               Payment at Maturity:    $10,000 + ($10,000 x 45%) = $10,000 +
                                       $4,500 = $14,500
               On a $10,000 investment, a 45% Basket Performance results in a payment at maturity of $14,500, a 45% return on the Notes.


Example 2--    Calculation of the payment at maturity where the Basket
               Performance is less than 0%.
               Basket Performance:     -25%
               Payment at Maturity:    The Payment at Maturity cannot be less
                                       than zero; therefore, the Payment at
                                       Maturity will be limited to the Principal
                                       Amount.
               On a $10,000 investment, a -25% Basket Performance results in a payment at maturity of $10,000, a 0% return on the Notes.


                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing rates of each Reference Asset. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006, 2007 as well as for the period from January 1, 2008 through January 28, 2008.

We obtained the information regarding the historical performance of the Reference Assets in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Assets on the final valuation date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                           Value in USD of one (1) EUR
                                (Jan-03 - Jan-08)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                             High Intra-Day            Low Intra-Day            Closing Rate of
   Period-Start           Period-End           Rate of the              Rate of the              the Reference
       Date                  Date            Reference Asset          Reference Asset                Asset
       ----                  ----            ---------------          ---------------                -----
     4/1/2004             6/30/2004               1.2389                   1.1761                   1.2199
     7/1/2004             9/30/2004               1.2461                   1.1969                   1.2436
    10/1/2004            12/31/2004               1.3666                   1.2225                   1.3554

     1/1/2005             3/31/2005               1.3582                   1.2732                   1.2964
     4/1/2005             6/30/2005               1.3125                   1.1981                   1.2108
     7/1/2005             9/30/2005               1.2589                   1.1868                   1.2026
    10/1/2005            12/30/2005               1.2205                   1.164                    1.1849

     1/1/2006             3/31/2006               1.2323                   1.1802                   1.2118
     4/1/2006             6/30/2006               1.2979                   1.2034                   1.279
     7/1/2006             9/29/2006               1.2938                   1.2458                   1.2674
    10/1/2006            12/29/2006               1.3367                   1.2484                   1.3199

     1/1/2007             3/31/2007               1.3411                   1.2868                   1.3354
     4/1/2007             6/30/2007               1.368                    1.3264                   1.3542
     7/1/2007             9/30/2007               1.4278                   1.3361                   1.4267
    10/1/2007            12/31/2007               1.4967                   1.4015                   1.459

     1/1/2008             1/28/2008               1.4922                   1.4365                   1.4782


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) GBP
                                (Jan-03 - Jan-08)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                             High Intra-Day            Low Intra-Day            Closing Rate of
   Period-Start           Period-End           Rate of the              Rate of the              the Reference
       Date                  Date            Reference Asset          Reference Asset                Asset
       ----                  ----            ---------------          ---------------                -----
     4/1/2004             6/30/2004               1.8606                   1.7481                   1.8203
     7/1/2004             9/30/2004               1.8771                   1.7709                   1.812
    10/1/2004            12/31/2004               1.955                    1.7747                   1.9181

     1/1/2005             3/31/2005               1.9325                   1.851                    1.8905
     4/1/2005             6/30/2005               1.9217                   1.7873                   1.7915
     7/1/2005             9/30/2005               1.85                     1.7273                   1.7643
    10/1/2005            12/30/2005               1.7904                   1.7049                   1.723

     1/1/2006             3/31/2006               1.7935                   1.7188                   1.7372
     4/1/2006             6/30/2006               1.9026                   1.7251                   1.8484
     7/1/2006             9/29/2006               1.9143                   1.8177                   1.8723
    10/1/2006            12/29/2006               1.9848                   1.8519                   1.9589

     1/1/2007             3/31/2007               1.9916                   1.9186                   1.9678
     4/1/2007             6/30/2007               2.0133                   1.9593                   2.0088
     7/1/2007             9/30/2007               2.0654                   1.9654                   2.0473
    10/1/2007            12/31/2007               2.1162                   1.9697                   1.9849

     1/1/2008             1/28/2008               1.9897                   1.9338                   1.9842


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) JPY
                                (Jan-03 - Jan-08)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                             High Intra-Day            Low Intra-Day            Closing Rate of
   Period-Start           Period-End           Rate of the              Rate of the              the Reference
       Date                  Date            Reference Asset          Reference Asset                Asset
       ----                  ----            ---------------          ---------------                -----
     4/1/2004             6/30/2004               114.88                   103.49                   108.77
     7/1/2004             9/30/2004               112.49                   107.58                   110.05
    10/1/2004            12/31/2004               111.46                   101.84                   102.63

     1/1/2005             3/31/2005               107.7                    101.68                   107.15
     4/1/2005             6/30/2005               110.99                   104.2                    110.92
     7/1/2005             9/30/2005               113.72                   108.77                   113.51
    10/1/2005            12/30/2005               121.4                    113.02                   117.75

     1/1/2006             3/31/2006               119.4                    113.43                   117.78
     4/1/2006             6/30/2006               118.9                    109                      114.42
     7/1/2006             9/29/2006               118.28                   113.46                   118.18
    10/1/2006            12/29/2006               119.88                   114.44                   119.07

     1/1/2007             3/31/2007               122.19                   115.16                   117.83
     4/1/2007             6/30/2007               124.14                   117.46                   123.18
     7/1/2007             9/30/2007               123.68                   111.62                   114.8
    10/1/2007            12/31/2007               117.94                   107.23                   111.71

     1/1/2008             1/28/2008               112.05                   104.98                   106.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) CHF
                                (Jan-03 - Jan-08)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                             High Intra-Day            Low Intra-Day            Closing Rate of
   Period-Start           Period-End           Rate of the              Rate of the              the Reference
       Date                  Date            Reference Asset          Reference Asset                Asset
       ----                  ----            ---------------          ---------------                -----
     4/1/2004             6/30/2004               1.3227                   1.2323                   1.2487
     7/1/2004             9/30/2004               1.2859                   1.2206                   1.2461
    10/1/2004            12/31/2004               1.2685                   1.1284                   1.1403

     1/1/2005             3/31/2005               1.2263                   1.137                    1.1965
     4/1/2005             6/30/2005               1.2878                   1.1739                   1.2814
     7/1/2005             9/30/2005               1.3082                   1.2241                   1.2939
    10/1/2005            12/30/2005               1.3286                   1.2673                   1.3134

     1/1/2006             3/31/2006               1.324                    1.2559                   1.3042
     4/1/2006             6/30/2006               1.3137                   1.192                    1.2232
     7/1/2006             9/29/2006               1.2623                   1.2184                   1.2506
    10/1/2006            12/29/2006               1.2771                   1.1882                   1.219

     1/1/2007             3/31/2007               1.2572                   1.2032                   1.2156
     4/1/2007             6/30/2007               1.2469                   1.1996                   1.2215
     7/1/2007             9/30/2007               1.2233                   1.1626                   1.164
    10/1/2007            12/31/2007               1.1894                   1.089                    1.1335

     1/1/2008             1/28/2008               1.1349                   1.0838                   1.0893


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. The notes are principal protected currency linked notes offering participation in the negative performance of the Reference Assets relative to the U.S. dollar at maturity. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies declines relative to the U.S. dollar. If the Basket Performance is zero or negative on the final valuation date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the Basket Performance was positive as of some date or dates prior to the final valuation date, because the payment at maturity will be calculated solely on the basis of the Basket Performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the final valuation date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

The values of the Basket Currencies and the U.S. Dollar are affected by many complex factors. The Basket Currency exchange rates are a result of the supply of and demand for each currency, and changes in foreign exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the United States, the countries of the European Union, Great Britain, Japan and Switzerland. These conditions include, for example, the overall growth and performance of the economies of the United States and the Basket Currencies; the trade and current account balances between the U.S. on the one hand and the Basket Currencies on the other; the financing and capital account balances between the U.S. on the one hand and the Basket Currencies on the other; market interventions by the Federal Reserve Board or the respective governmental and banking authorities responsible for setting foreign exchange policies in the Basket Countries; inflation, interest rate levels, the performance of stock markets, and the stability of the governments and banking systems in the United States and the Basket Counties; wars that any of the United States, the countries of the European Union, Great Britain, Japan and Switzerland are directly or indirectly involved in or wars that occur anywhere in the world; major natural disasters in the United States, the countries of the European Union, Great Britain, Japan and Switzerland; and other foreseeable and unforeseeable events.

Certain relevant information relating to the Basket Currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies relative to the U.S. Dollar and must be prepared to make special efforts to obtain that information on a timely basis.

The liquidity, market value and maturity payment amount of the notes could be affected by the actions of the governments of the Basket Currencies. Exchange rates of the currencies of most economically developed nations and of many other nations, including the European Union, Great Britain, Japan and Switzerland, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. Dollar. However, governments of many nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including the governments of the Basket Currencies use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter its exchange rate or relative exchange characteristics by devaluing or revaluing the currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of the governments of the Basket Currencies that could change or interfere with currency valuations that are currently determined primarily by the markets, by fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes if exchange rates become fixed, if there is any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, if there is an issuance of a replacement currency, or if other developments affect any or all of the Basket Currencies, the U.S. Dollar, or any other currency.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the rates of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.


                        Supplemental Plan of Distribution

            We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2008 which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                    $955,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

         Principal Protected Currency Linked Notes, due January 29, 2010

   Linked to the Negative Performance of a Basket of International Currencies

                                January 29, 2008